EXHIBIT 10.75



                           FIRST RESTATED AND AMENDED

                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                             EXECUTIVE SAVINGS PLAN



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                                TABLE OF CONTENTS


ARTICLE I             DEFINITIONS........................................1

     1.1.     "Administration Committee" or "Committee"..................1
     1.2.     "Benefits Department"......................................1
     1.3.     "Board"....................................................1
     1.4.     "Code".....................................................1
     1.5.     "Company"..................................................1
     1.6.     "Company Stock"............................................1
     1.7.     "Company Stock Fund".......................................1
     1.8.     "Compensation".............................................1
     1.9.     "Investment Fund"..........................................2
     1.10.    "MESP".....................................................2
     1.11.    "MESP Employer Contribution"...............................2
     1.12.    "MESP Employer Contribution Account".......................2
     1.13.    "MESP Matching Contribution"...............................2
     1.14.    "Participant"..............................................2
     1.15.    "Plan".....................................................2
     1.16.    "Plan Administrator".......................................2
     1.17.    "Plan Year"................................................2
     1.18.    "Recordkeeper".............................................2
     1.19.    "Supplemental Deferral Account"............................2
     1.20.    "Supplemental Deferral Agreement"..........................2
     1.21.    "Supplemental Deferrals"...................................2
     1.22.    "Supplemental Employer Account"............................3
     1.23.    "Supplemental Employer Credits"............................3
     1.24.    "Supplemental Matching Credits"............................3
     1.25.    "Valuation Date"...........................................3

ARTICLE II            ELIGIBILITY; ADOPTION BY AFFILIATES................3

     2.1.     The Eligible Class.........................................3
     2.2.     Participants...............................................3
     2.3.     Adoption by Affiliates.....................................3

ARTICLE III           SUPPLEMENTAL DEFERRALS AND CREDITS.................3

     3.1.     Supplemental Deferral Agreement............................3
     3.2.     Supplemental Deferrals.....................................4
     3.3.     Supplemental Matching and Employer Credits.................4
     3.4.     Benefits Not Contingent....................................5

ARTICLE IV            INVESTMENT OF ACCOUNTS.............................5

     4.1.     Adjustment of Accounts.....................................5
     4.2.     Investment Direction.......................................5
     4.3.     Special Company Stock Fund Provisions......................6
     4.4.     Compliance with Securities Laws............................6

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                                TABLE OF CONTENTS
                                   (continued)


ARTICLE V             DISTRIBUTIONS......................................7

     5.1.     Right to Receive Distribution..............................7
     5.2.     Form of Distribution.......................................7
     5.3.     Amount of Distribution.....................................7
     5.4.     Limits on Distributions of Company Stock...................7
     5.5.     Timing of Distribution.....................................8
     5.6.     Beneficiary Designation....................................8
     5.7.     Withholding................................................8
     5.8.     Deductibility..............................................8

ARTICLE VI            ADMINISTRATION OF THE PLAN.........................8

     6.1.     Appointment of Committee...................................8
     6.2.     Majority Rule and Delegation of Ministerial Acts...........8
     6.3.     Meetings...................................................8
     6.4.     General Powers and Duties..................................9
     6.5.     Claims....................................................10
     6.6.     Appeals...................................................10

ARTICLE VII           AMENDMENT OR TERMINATION..........................11

     7.1.     Amendment or Termination..................................11
     7.2.     Effect of Amendment or Termination........................11

ARTICLE VIII          GENERAL PROVISIONS................................11

     8.1.     Participant's Rights Unsecured............................11
     8.2.     No Guaranty of Benefits...................................11
     8.3.     No Enlargement of Employee Rights.........................11
     8.4.     Spendthrift Provision.....................................11
     8.5.     Applicable Law............................................12
     8.6.     Incapacity of Recipient...................................12
     8.7.     Successors................................................12
     8.8.     Unclaimed Benefit.........................................12
     8.9.     Limitations on Liability..................................12
     8.10.    Headings for Convenience Only.............................13
     8.11.    Severability..............................................13
     8.12.    Conflicts.................................................13

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                           FIRST RESTATED AND AMENDED

                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                             EXECUTIVE SAVINGS PLAN


         The PUBLIC SERVICE COMPANY OF NEW MEXICO EXECUTIVE SAVINGS PLAN (the "Plan") was originally effective as of July 1, 1998. The Plan was established by the Public Service Company of New Mexico (the "Company" or "PNM") solely for the purpose of permitting certain of its key employees who participate in the Public Service Company of New Mexico Master Employee Savings Plan (the "MESP") to make and receive credits under this Plan in excess of the limitations on contributions imposed by the Internal Revenue Code of 1986, as amended, or the MESP. By this document, the Company amends and restates the Plan in its entirety, effective as of November 16, 2001.

                                    ARTICLE I
                                   DEFINITIONS

         When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not begin a sentence, the word or phrase shall generally be a term defined in this Article I. The following words and phrases used in the Plan with the initial letter capitalized shall have the meanings set forth in this Article I, unless a clearly different meaning is required by the context in which the word or phrase is used:

     1.1. "Administration Committee" or "Committee" means the committee appointed pursuant to Section 6.1 to assume certain designated responsibilities in connection with the Plan.

     1.2. "Benefits Department" means the organizational unit of the Company with responsibility for administering benefit programs.

     1.3. "Board" means the Board of Directors of the Company, or any authorized committee of the Board.

     1.4. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     1.5. "Company" means the Public Service Company of New Mexico, and to the extent provided in Section 8.7 below, any successor corporation or other entity resulting from merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

     1.6.  "Company Stock" means common stock issued by the Company.

     1.7.  "Company Stock Fund" means the Investment Fund described in Section
           4.3.

     1.8. "Compensation," for purposes of determining the Supplemental Matching and Employer Credits, means the Participant's base salary and other elements of compensation that are considered under the MESP (as it may be amended from time to time) for purposes of calculating the Participant's MESP Employer and Matching Contributions, respectively. For purposes of determining the amount of a Participant's permissible Supplemental Deferrals, "Compensation" means the Participant's base salary and other elements of compensation that are considered under the MESP (as it may be amended from time to time) for purposes of calculating the Participant's MESP pre-tax contributions.

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     1.9.  "Investment Fund" means the hypothetical investment fund or funds established by the Plan Administrator pursuant to Article IV.

     1.10. "MESP" means the Public Service Company of New Mexico Master Employee Savings Plan established effective January 1, 1975, as it may be amended from time to time.

     1.11. "MESP Employer Contribution" means the Employer (Nonelective) Contributions made by the Company for the benefit of a Participant under and in accordance with the terms of the MESP in any Plan Year.

     1.12. "MESP Employer Contribution Account" means the Matching Contributions Account and/or the Employer Contributions Account established for a Participant under the MESP.

     1.13. "MESP Matching Contribution" means the Matching Contributions made by the Company for the benefit of a Participant under and in accordance with the terms of the MESP in any Plan Year.

     1.14. "Participant" means an employee of the Company or any affiliate who has been designated or selected for participation in the Plan pursuant to Section 2.2 and to whom or with respect to whom amounts may be credited under the Plan.

     1.15. "Plan" means the Public Service Company of New Mexico Executive Savings Plan, as restated and amended, and as set forth in this document.

     1.16. "Plan Administrator" means the Company. Any action to be taken by the Plan Administrator may be taken by the Company's senior human resources officer.

     1.17. "Plan Year" means the calendar year.

     1.18. "Recordkeeper" means the entity selected by the Company to keep Plan records and to adjust accounts pursuant to Section 4.1 of the Plan.

     1.19. "Supplemental Deferral Account" means the account maintained under the Plan to record amounts deferred under Section 3.2 of the Plan.

     1.20. "Supplemental Deferral Agreement" means the written deferral agreement described in Section 3.1 that is entered into by a Participant with the Company pursuant to this Plan.

     1.21. "Supplemental Deferrals" means the deferrals made by a Participant in accordance with Section 3.2.

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     1.22. "Supplemental Employer Account" means the account maintained under the Plan to record the amounts credited to a Participant in accordance with Section 3.3.

     1.23. "Supplemental Employer Credits" means the Employer Credits allocated to a Participant's Supplemental Employer Account in accordance with
           Section 3.3.

     1.24. "Supplemental Matching Credits" means the Matching Credits allocated to a Participant's Supplemental Employer Account in accordance with
           Section 3.3.

     1.25. "Valuation Date" shall mean each business day of the Plan Year.

                                   ARTICLE II
                       ELIGIBILITY; ADOPTION BY AFFILIATES

     2.1. The Eligible Class. The purpose of the Plan is to provide deferred compensation to a select group of management or highly compensated employees. This group of eligible employees is sometimes referred to as the "top hat group."

     2.2. Participants. Any employees of the Company or an adopting affiliate who are Participants in the Plan on the date of adoption of this amended and restated Plan will continue as such for so long as they are members of the top hat group. As noted in Section 2.1, this Plan is intended to provide benefits only to members of the top hat group. The Company has determined that all of the current Participants are properly included in the top hat group.

     2.3. Adoption by Affiliates. An employee of an affiliate may not become a Participant in the Plan unless the affiliate has previously adopted the Plan. An affiliate of the Company may adopt this Plan only with the approval of the Board. By adopting this Plan, the affiliate shall be deemed to have agreed to assume the obligations and liabilities imposed upon it by this Plan, agreed to comply with all of the other terms and provisions of this Plan, delegated to the Plan Administrator, the Benefits Department, and the Administration Committee the power and responsibility to administer this Plan with respect to the affiliate's employees, and delegated to the Company the full power to amend or terminate this Plan with respect to the affiliate's employees.

                                  ARTICLE III
                       SUPPLEMENTAL DEFERRALS AND CREDITS

     3.1. Supplemental Deferral Agreement. In order to make Supplemental Deferrals, a Participant must execute a Supplemental Deferral Agreement in the form prescribed by the Benefits Department from time to time. In the Supplemental Deferral Agreement, the Participant shall agree to reduce his Compensation in exchange for a Supplemental Deferral in the same amount. The Supplemental Deferral Agreement shall be delivered to the Benefits Department by the time specified in Section 3.2(b).

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     3.2.  Supplemental Deferrals.
           (a) Amount. Any Participant may elect to defer, pursuant to a Supplemental Deferral Agreement, the receipt of a portion (designated in whole percentages) of the Compensation otherwise payable to him or her by the Company or an adopting affiliate in any Plan Year. The Participant's Supplemental Deferrals will begin only after the Participant has made the maximum pre-tax contributions to the MESP that are permitted under Section 402(g) of the Code or pursuant to the terms of the MESP document. The maximum amount of Compensation that may be deferred hereunder by a Participant shall be equal to six percent of the Compensation paid to the Participant during the part of the Plan Year that the Participant is eligible to make Supplemental Deferrals.

                  The amount deferred pursuant to this paragraph (a) shall be referred to as a "Supplemental Deferral" and shall be allocated to the Supplemental Deferral Account maintained for the Participant for such Plan Year.

           (b) Timing of Elections. As a general rule, the Supplemental Deferral Agreement shall be signed by the Participant and delivered to the Benefits Department prior to January 1 of the Plan Year in which the Compensation to be deferred is otherwise payable to the Participant. The Supplemental Deferral Agreement will indicate whether it is to be effective for a single Plan Year or will remain in effect until properly changed by the Participant. For the Plan Year in which a Participant first becomes eligible to participate in the Plan, the Participant may elect to make Supplemental Deferrals from Compensation otherwise payable in the future during the then current Plan Year by signing and delivering a Supplemental Deferral Agreement within 30 days after the date he or she becomes eligible. Any election made by a Participant shall be irrevocable with respect to the Plan Year covered by the election. A Participant may, however, revoke the election for any later Plan Year by delivering to the Benefits Department a written instrument prior to the beginning of the Plan Year for which such revocation is to be effective.

     3.3. Supplemental Matching and Employer Credits. Each Plan Year (or more frequently), the Recordkeeper shall allocate Supplemental Matching and Employer Credits to the Participant's Supplemental Employer Account.

           (a) Supplemental Matching Credit. Participants are not permitted to make deferrals pursuant to Section 3.2(a) until they have made the maximum pre-tax contributions to the MESP that are permitted under Section 402(g) of the Code or the terms of the MESP. This Plan is intended to put participants in the same position that they would have been in but for these limits on pre-tax contributions. Accordingly, the Supplemental Matching Credit shall be in an amount equal to the "lost MESP Matching Contribution." The "lost MESP Matching Contribution" is the MESP Matching Contribution that would have been due under the MESP if the deferrals under Section 3.2 for the Plan Year could have been contributed, instead, to the MESP.

           (b) Supplemental Employer Credit. The Supplemental Employer Credit shall equal (i) the MESP Employer Contribution that would have been made on the Participant's behalf to the MESP for the Plan Year if the contributions were not limited by the Code (including, particularly, the limitations imposed by Sections 401(a)(17) and 415 of the Code), reduced by (ii) the MESP Employer Contributions actually made to the MESP on behalf of the Participant in the Plan Year.

                                      -4-

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     3.4.  Benefits Not Contingent. Deferrals and credits for any Participant under this Plan are not increased or decreased to the extent a Participant makes or does not make deferrals under the MESP. The Plan should be interpreted and administered in a manner that is consistent with this Section 3.4.

                                   ARTICLE IV
                             INVESTMENT OF ACCOUNTS

     4.1. Adjustment of Accounts. Except as otherwise provided elsewhere in the Plan, as of each Valuation Date, each Participant's accounts will be adjusted to reflect deferrals and credits under Article III and the positive or negative rate of return on the Investment Funds selected by the Participant pursuant to Section 4.2(b). The rate of return will be determined by the Recordkeeper pursuant to Section 4.2(f) and will be credited or charged in accordance with written policies applied to all Participants. While the accounts will be adjusted as of each Valuation Date, the Recordkeeper shall only post the adjustments as of the last business day of each month.

     4.2.  Investment Direction.
           (a) Investment Funds. Each Participant may direct the hypothetical investment of amounts credited to his accounts in one or more of the Investment Funds. The Investment Funds shall include a Company Stock Fund and such other investment funds as may be available under the MESP. The Investment Funds may be changed from time to time by the Administration Committee, in its discretion.

           (b) Participant Directions. Upon becoming a Participant in the Plan, each Participant may direct that all of the amounts attributable to his accounts be invested in a single Investment Fund or may direct that fractional (percentage) increments of his accounts be invested in such fund or funds as he shall desire in accordance with such procedures as may be established by the Committee. Unless the Committee prescribes otherwise, such procedures shall mirror the procedures established under the MESP for participant investment direction. A Participant's ability to direct investments into or out of the Company Stock Fund shall be subject to such procedures as the Company's General Counsel (or his delegate) may prescribe from time to time to assure compliance with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, and other applicable requirements. Such procedures also may limit or restrict a Participant's ability to make (or modify previously made) elections.

           (c) Changes and Intra-Fund Transfers. Participant investment directions may be changed, and amounts may be transferred from one hypothetical Investment Fund to another, in accordance with the procedures established by the Committee (or, in the case of the Company Stock Fund, the General Counsel) pursuant to Section 4.2(b). The designation will continue until changed by the timely submission of a new designation.

                                      -5-
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           (d)    Default Selection. In the absence of any designation, a
                  Participant will be deemed to have directed the investment of his accounts in such Investment Funds as the Committee, in its sole and absolute discretion, shall determine.

           (e) Impact of Election. The Participant's selection of Investment Funds shall serve only as a measurement of the value of the Participant's accounts pursuant to Section 4.1 and Section 4.2 and neither the Company nor the Committee are required to actually invest a Participant's accounts in accordance with the Participant's selections.

           (f) Rate Of Return. Accounts shall be adjusted on each Valuation Date to reflect investment gains and losses as if the accounts were invested in the hypothetical Investment Funds selected by the Participants in accordance with Section 4.2 and charged with any and all reasonable expenses related to the administration of the Plan including, but not limited to, the reasonable expenses of carrying out the hypothetical investment directions related to each account. The earnings and losses determined by the Recordkeeper in good faith and in its discretion pursuant to this Section shall be binding and conclusive on the Participant, the Participant's beneficiary and all parties claiming through them.

           (g) Charges. The Committee may direct the Recordkeeper to charge each Participant's accounts for the reasonable expenses of carrying out investment instructions directly related to such accounts.

     4.3.  Special Company Stock Fund Provisions.
           (a) General. A Participant's interest in the Company Stock Fund shall be expressed in whole and fractional hypothetical units of the Company Stock Fund. As a general matter, the Company Stock Fund shall track an investment in Company Stock in the same manner as the MESP's company stock fund. Accordingly, the value of a unit in the Plan's Company Stock Fund shall be the same as the value of a unit in the MESP's company stock fund.

           (b) Dividends and Stock Splits. If a cash dividend is declared on Company Stock, the hypothetical equivalent cash dividends attributable to the notional shares held in the Company Stock Fund shall be "reinvested" into the Company Stock Fund. If a stock dividend or share split is declared with respect to Company Stock, a hypothetical equivalent stock dividend or stock split attributable to the notional shares held in the Company Stock Fund, or any hypothetical securities issued with respect to the Company Stock Fund shall be allocated to the Company Stock Fund. All such hypothetical dividends (cash or stock) or stock splits shall be reflected appropriately in the Participant's accounts.

     4.4. Compliance with Securities Laws. Any election by a Participant to hypothetically invest any amount in the Company Stock Fund, and any elections to transfer amounts from or to the Company Stock Fund to or from any other Investment Fund, shall be subject to all applicable securities law requirements, including but not limited to Rule 16b-3 promulgated by the Securities Exchange Commission. To the extent that any election violates any securities law requirement, the election shall be void.

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                                   ARTICLE V
                                  DISTRIBUTIONS

     5.1. Right to Receive Distribution. Following a Participant's termination of employment for any reason, including death or "Change in Control" (as defined in the Public Service Company of New Mexico Executive Retention Plan, or any successor plan), the Participant's interest in this Plan will be distributed to the Participant at the time and in the manner provided in Sections 5.5 and 5.2. A transfer of a Participant from PNM to an affiliate that is authorized by the Board of Directors to adopt the Plan and that has adopted the Plan shall not be deemed a termination and such transfer shall not trigger a distribution of benefits under this Plan.

     5.2.  Form of Distribution.
           (a) Company Stock Fund. Subject to Section 5.4, the portion of a Participant's accounts that is allocated to the Company Stock Fund shall be distributed in a single lump sum payment in whole shares of Company Stock (with fractional shares paid for in cash) unless the Participant elects to receive a cash distribution. The election to receive cash or Company Stock shall be made at the time and in the manner provided in the form prescribed by the Benefits Department from time to time for that purpose. Any election made by a Participant pursuant to this Section with respect to a distribution from the Company Stock Fund shall be subject to all applicable securities law requirements, including but not limited to, Rule 16b-3. Any election that may not be implemented due to the lack of any available exemption shall be void. The Benefits Department may then make the distribution in any fashion that will not result in a violation of any applicable securities law requirements. The Benefits Department also may delay the distribution if necessary. An exemption to the securities law requirements that is only available with the prior approval of the Board, the shareholders or some other individual or individuals, shall not be considered to be available unless such approval is actually granted in a timely manner.

           (b) Non-Company Stock Investment Funds. The portion of a Participant's accounts that is not allocated to the Company Stock Fund shall be distributed in cash in a single lump sum payment.

     5.3. Amount of Distribution. The amount distributed to a Participant shall equal the sum of the amounts credited to the Participant's Supplemental Deferral Account and Supplemental Employer Account as of the quarterly Valuation Date next following the Participant's termination of employment. For purposes of this Plan, a "quarterly Valuation Date" is a Valuation Date that coincides with the last business day of a calendar quarter. Shares of Company Stock that are distributed in cash will be valued at the closing price of the Company Stock on the New York Stock Exchange on the relevant quarterly Valuation Date.

     5.4. Limits on Distributions of Company Stock. Notwithstanding anything to the contrary in this Plan, no individual officer or director of the Company may receive a distribution of Company Stock that exceeds more than one percent of the Company Stock that was outstanding as of the date of the adoption of this amendment and restatement of the Plan. Moreover, all Company Stock issued under this Plan, shall be limited to the amount of Company Stock that may be issued pursuant to Section 312.03(a)(4)(ii) of the New York Stock Exchange Listed Company Manual (generally, considering all Company plans, five percent of the Company Stock outstanding as of the date of the adoption of this amendment and restatement of the Plan).

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     5.5.  Timing of Distribution. Funds will be distributed within an administratively reasonable period of time (generally ten working days) following the applicable quarterly Valuation Date, unless prohibited by the Company's cash position.

     5.6. Beneficiary Designation. If a Participant should die before receiving a full distribution of his or her Supplemental Deferral and Employer Accounts, distribution shall be made to the beneficiary designated by the Participant. If a Participant has not designated a beneficiary, or if no designated beneficiary is living on the date of distribution, such amounts shall be distributed to those persons entitled to receive distributions of the Participant's accounts under the MESP. The distributions made under this Plan shall be made in a lump sum.

     5.7. Withholding. All distributions will be subject to all applicable tax and withholding requirements.

     5.8. Deductibility. All amounts distributed from the Plan are intended to be deductible by the Company or the appropriate adopting affiliate. If all or any portion of a distribution will not be deductible, the payment of the nondeductible portion will be postponed until the first year in which it may be deducted. The distribution will be made during the first 60 days of such year. The unpaid amounts will continue to be adjusted pursuant to Article IV until the accounts have been distributed.

                                   ARTICLE VI
                           ADMINISTRATION OF THE PLAN

     6.1. Appointment of Committee. The Committee, which shall be known as the Administration Committee, shall consist of at least three members appointed by the Company. The Company may remove any member of the Committee at any time and a member may resign by written notice to the Company. Any vacancy in the membership of the Committee shall be filled by appointment made by the Company, but pending the filling of such vacancy the existing members of the Committee may act hereunder as though they alone constitute the full Committee.

     6.2. Majority Rule and Delegation of Ministerial Acts. Any and all acts and decisions of the Committee shall, if there is more than one member, be by at least a majority of the current members, but the Committee may delegate to any one or more of its members or any other person the authority to sign notices or other documents on its behalf or to perform ministerial acts for it, in which event any other person may accept such notice, document or act without question as having been authorized by the Committee. If the majority of the current members of the Committee are unable to agree to an act or decision, the Committee shall seek instructions from the Company.

     6.3. Meetings. The Committee may, but need not, call or hold formal meetings, and any decisions made or actions taken pursuant to written approval of a majority of the current members shall be sufficient. The Committee shall maintain adequate records of its decisions and those records shall be subject to inspection by the Company. Also, the Committee may designate one of its members as Chairman, and one of its members as Secretary, and may establish policies and procedures governing it so long as the same are not inconsistent with the terms of this Plan.

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     6.4.  General Powers and Duties.
           (a) General. The Committee shall perform the duties and exercise the powers and discretion given to it in this Plan document and its decisions and actions shall be final and conclusive as to all persons affected thereby. The Company and the adopting affiliates shall furnish the Committee with all data and information that the Committee may reasonably require in order to perform its functions. The Committee may rely without question upon any such data or information.

           (b) Disputes. Any and all disputes that may arise involving Participants or beneficiaries shall be referred to the Committee and its decision shall be final. Furthermore, if any question arises as to the meaning, interpretation or application of any provisions of this Plan, the decision of the Committee shall be final.

           (c) Conflicts of Interests. Notwithstanding any other provision of this Plan, during any period in which two or more Committee members are acting, no member of the Committee shall vote or act as a member of the Committee upon any matter involving the member's own rights, benefits or other participation hereunder. If a member of the Committee is recused pursuant to the preceding sentence, then the remaining Committee members may act as if they alone constitute the full Committee.

           (d) Agents. The Committee may engage agents, including actuaries, to assist it and may engage legal counsel who may be counsel for the Company. The Committee shall not be responsible for any action taken or omitted to be taken on the advice of such counsel, including written opinions or certificates of any agent, counsel, actuary or physician.

           (e) Insurance. At the Committee's request, the Company shall purchase liability insurance to cover the members of the Committee in their activities as the Committee.

           (f) Allocations. The Committee is given specific authority to allocate and revoke responsibilities among its members. When the Committee has allocated authority pursuant to this paragraph, the Committee is not to be liable for the acts or omissions of the party to whom such responsibility has been allocated.

           (g) Records. The Benefits Department shall supervise the establishment and maintenance of records by the Recordkeeper, the Company and each adopting affiliate containing all relevant data pertaining to any person affected hereby and his or her rights under this Plan.

           (h) Interpretations. The Committee, in its sole discretion, shall interpret and construe the provisions of the Plan (and any underlying documents or policies).

The foregoing list of powers and duties is not intended to be exhaustive, and the Committee shall, in addition, exercise such other powers and perform such other duties as it may deem advisable in the administration of the Plan, unless such powers or duties are assigned to another pursuant to the provisions of the Plan.

     6.5. Claims. The Benefits Department will be responsible for the initial review of all claims. In the event that a Participant or beneficiary (the "claimant") is denied a claim for benefits under this Plan, the Benefits Department shall provide to the claimant written notice of the denial that shall set forth:

           (a)    The specific reason or reasons for the denial;

           (b) Specific references to pertinent Plan provisions on which the Benefits Department based its denial;

           (c) A description of any additional material or information needed for the claimant to perfect the claim and an explanation of why the material or information is needed;

           (d)    A statement that the claimant may:

                  (i) Request a review by the Committee upon written application to the Benefits Department;

                  (ii)   Review pertinent Plan documents; and

                  (iii)  Submit issues and comments in writing.

           (e) That any appeal the claimant wishes to make of the adverse determination must be in writing and must be delivered to the Committee within 60 days after receipt of the Benefits Department notice of denial of benefits. The Benefits Department notice must further advise the claimant that his failure to appeal the action to the Committee in writing within the 60 day period will render the Benefits Department determination final, binding, and conclusive.

     6.6. Appeals. If the claimant should appeal to the Committee, he, or his duly authorized representative, may submit in writing whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is correct. The Committee shall advise the claimant in writing of its decision on his appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within 60 days of the claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day period infeasible, but in no event shall the Committee render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

                                  ARTICLE VII
                            AMENDMENT OR TERMINATION

     7.1. Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole discretion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

     7.2. Effect of Amendment or Termination. Any amendment or termination of this Plan shall apply prospectively only and shall not directly or indirectly reduce the balance of any Plan account as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts in Supplemental Deferral and Supplemental Employer Accounts shall be made to the Participant or his or her beneficiary in the manner and at the time described in Article V of the Plan. No additional credits of Supplemental Deferrals or Supplemental Matching and Employer Credits shall be made to the Supplemental Deferral and Supplemental Employer Accounts of a Participant after termination of the Plan, but the Company may continue to credit or charge gains and losses to the Supplemental Deferral and Supplemental Employer Accounts, until the balance of such Supplemental Deferral and Supplemental Employer Accounts has been fully distributed to the Participant or his or her beneficiary.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1. Participant's Rights Unsecured. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distributions hereunder. The right of a Participant or his or her designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company. All amounts credited to a Participant's Supplemental Deferral and Supplemental Employer Accounts shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. Nothing in this Section shall preclude the Company from establishing a "Rabbi Trust", but the assets in the Rabbi Trust must be available to pay the claims of the Company's general creditors in the event of the Company's insolvency.

     8.2. No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

     8.3. No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution from the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

     8.4. Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor shall any such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims in bankruptcy proceedings. This Section shall not preclude arrangements for the withholding of taxes from deferrals, credits, or benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation).

     8.5. Applicable Law. The Plan shall be construed and administered under the laws of the State of New Mexico, except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended.

     8.6. Incapacity of Recipient. If the Benefits Department is served with a court order holding that a person entitled to a distribution under the Plan is incapable of personally receiving and giving a valid receipt for such distribution, the Benefits Department shall postpone payment until such time as a claim therefor shall have been made by a duly appointed guardian or other legal representative of such person. The Benefits Department is under no obligation to inquire or investigate as to the competency of any person entitled to a distribution. Any payment to an appointed guardian or other legal representative under this Section shall be a payment for the account of the incapacitated person and a complete discharge of any liability of the Company and the Plan therefor.

     8.7. Successors. This Plan shall be binding upon the successors and assigns of the Company and upon the heirs, beneficiaries and personal representatives of the individuals who become Participants hereunder.

     8.8. Unclaimed Benefit. Each Participant shall keep the Benefits Department informed of his or her current address and the current address of his or her designated beneficiary. The Benefits Department shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Benefits Department within three years after the date on which payment of the Participant's Supplemental Deferral and Supplemental Employer Accounts may first be made, payment may be made as though the Participant had died at the end of the three year period. If, within one additional year after such three year period has elapsed, or, within three years after the actual death of a Participant, the designated beneficiary of the Participant has not been located, then there shall be no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

     8.9. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Plan Administrator, the Benefits Department or the Committee, nor any individual acting as the Plan Administrator's, the Benefits Department's, the Committee's, or the Company's employee, agent, or representative shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

     8.10. Headings for Convenience Only. The headings and subheadings of this Plan are inserted for convenience and reference only and are not to be used in construing this instrument or any provision herein.

     8.11. Severability. If any provision of this Plan is held to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of this Plan, and the remaining provisions shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

     8.12. Conflicts. If any person holds a position under this Plan through which he or she is charged with making a decision about his or her own (or any immediate family member's) Plan participation, including, without limitation, eligibility, account valuation, or investments, then such person shall be recused and the decision shall be made by the Committee.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on the date and year first above written.



                                            PUBLIC SERVICE COMPANY OF NEW MEXICO



                                            /s/ Jeffry E. Sterba
                                           ------------------------------------
                                            Jeffry E. Sterba,
                                            Chairman, President and CEO